Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-173104) of Apartment Trust of America, Inc. and in the related Prospectus of our report dated March 30, 2012, with respect to the consolidated financial statements and schedule of Apartment Trust of America, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Richmond, Virginia

March 30, 2012